UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 22, 2020

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, Blueknight Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), announced that effective as of June 22, 2020 (the “Separation Date”), Mark Hurley will step down as the Chief Executive Officer of the General Partner. Mr. Hurley’s departure was not due to any disagreement with the Partnership or the General Partner.

On June 22, 2020, the Partnership announced the appointment of D. Andrew Woodward, the General Partner’s current Chief Financial Officer, as Chief Executive Officer of the General Partner, effective as of June 22, 2020. Mr. Woodward is expected to continue to serve as interim Chief Financial Officer until the Partnership completes its search process for a successor Chief Financial Officer.

Mr. Woodward, age 37, has served as the General Partner’s Chief Financial Officer since April 2019. Prior to joining the Partnership, Mr. Woodward served as Vice President, Finance and Treasurer of Andeavor Logistics (NYSE: ANDX), where he was appointed by its board of directors to be the principal financial officer. Prior to this appointment, he served in a variety of roles at Andeavor (NYSE: ANDV), now Marathon Petroleum (NYSE: MPC), with responsibilities covering strategy, corporate and business development, and investor relations. Before joining Andeavor, Mr. Woodward served as Vice President at RBC Capital Markets within its energy investment banking group where he advised on mergers and acquisitions and capital markets transactions. Mr. Woodward received a Bachelor of Arts in economics and philosophy from Colorado College and a Master of Business Administration from the University of Texas at Austin.

In connection with his departure, the Partnership and Mr. Hurley entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) pursuant to which Mr. Hurley will be entitled to receive a cash payment in a total amount equal to $353,500, which will be payable in one installment of $250,000 to be paid within 30 days following the Separation Date and another installment of $103,500 to be paid within 60 days following the Separation Date. In addition, pursuant to the Separation Agreement, Mr. Hurley’s outstanding and unvested award of 75,400 phantom units will be accelerated in full and settled in common units of the Partnership within 60 days following the Separation Date. The payments and benefits set forth in the Separation Agreement will be provided in exchange for Mr. Hurley providing a customary release of claims in favor of the Partnership. In addition, the Separation Agreement provides that Mr. Hurley will provide assistance with respect to transitioning matters related to his job responsibilities for the 60-day period following the Separation Date. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release the Partnership issued regarding this transition is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation Agreement and General Release of Claims, dated as of June 22, 2020, between Mark Hurley and Blueknight Energy Partners, L.P.
99.1	Press release, dated June 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: June 22, 2020	By:	/s/ D. Andrew Woodward
D. Andrew Woodward
Chief Executive Officer and Interim Chief Financial Officer